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                                  [LETTERHEAD]


                                December 29, 1995



Spiegel, Inc.
Corporate Headquarters
3500 Lacey Road
Downers Grove, Illinois  60515-5432

Dear Sirs:

     We have acted as counsel to you (the "Company") in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on December 29, 1995 (the "Registration Statement") pertaining to the registration of an offering of up to 300,000 shares of the Company's Class A Non-Voting Common Stock, $1.00 par value (the "Common Stock").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: the Certificate of Incorporation and By-Laws of the Company, as amended and resolutions adopted by the Board of Directors and the principal stockholder of the Company.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties

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Spiegel, Inc.
December 29, 1995
Page 2


thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

     Based on the foregoing, we are of the opinion that:

          (1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

          (2) The Common Stock, when duly executed and delivered by authorized officers of the Company and issued upon receipt of the consideration to be paid therefor, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Registration Statement.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                   Very truly yours,

                                   ROOKS, PITTS AND POUST



                                   By:  /s/ James H. Ihrke
                                        James H. Ihrke

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